UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

August 17, 2012

Date of Report (Date of earliest event reported)

LOCAL.COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2012, Local.com Corporation (the “Registrant”) and its wholly owned subsidiaries, Krillion, Inc. and Screamin Media Group, Inc. (“Subsidiaries”) entered into that certain Third Amendment to Loan and Security Agreement (the “Amendment”) with Square One Bank, which amends the Loan and Security Agreement by and between the Registrant, the Subsidiaries and Square One Bank dated August 3, 2011 (the “Agreement”). The Amendment lowers the maintenance limits for its depository and operating accounts to 90%. The Amendment also amends the definition of Adjusted EBITDA to exclude any non-Cash expenses and waives a technical violation of the Adjusted EBITDA covenant as described in Section 6.7(a) of the Agreement that occurred prior to the effectiveness of such definition amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Third Amendment to Loan and Security Agreement dated August 17, 2012, by and among the Registrant, Krillion, Inc., Screamin Media Group, Inc. and Square 1 Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION

Date: August 23, 2012	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	Third Amendment to Loan and Security Agreement dated August 17, 2012, by and among the Registrant, Krillion, Inc., Screamin Media Group, Inc. and Square 1 Bank.